Exhibit 99

News Release

Burger King Holdings, Inc. Reports First Quarter 2012 Results

MIAMI, FL – May 9, 2012 – Burger King Holdings, Inc. (the “Company”) today reported its financial results for the quarter ended March 31, 2012.

“We are off to a strong start in 2012, and are making terrific progress on the execution of our core global business strategies, with system-wide comparable sales up 4.6 percent and adjusted EBITDA up 20 percent year over year,” said Daniel Schwartz, chief financial officer. “We are particularly pleased with our performance in North America, which delivered its best comparable sales performance in more than eight quarters. Our strong performance in key international markets underscores the significant potential of our global portfolio. We are excited to build on the quarter’s strong momentum as we continue to deliver on our strategic priorities.”

Summary of First Quarter Results:

•

System-wide comparable sales grew by 4.6 percent compared to the same quarter in the prior year, with U.S. and Canada, Europe, Middle East and Africa (“EMEA”) and Latin America and Caribbean (“LAC”) driving the positive results. Quarter to date comparable sales reflect the benefit from an extra day due to leap year;

•	Net restaurant growth (“NRG”) of 22 restaurants, compared to 49 restaurants in the prior year period, due to the timing of certain restaurant closures in EMEA and APAC;

•	Adjusted EBITDA increased by 20 percent to $143.4 million, compared to the prior year due to improved results in all of our operating segments;

•	Adjusted net income increased by 74 percent to $48.0 million, compared to the prior year;

•

Management general and administrative (“Management G&A”) expenses decreased by 4 percent, compared to the prior year. Total selling, general and administrative expenses decreased by 7 percent, compared to the prior year, reflecting the completion of various restructurings and projects initiated in the prior year; and

•

Net income was $25.0 million, compared to a loss of $5.9 million for the prior year period. The improvement is primarily due to improved results in all of our operating segments, decreases in costs due to the completion of various restructurings and projects in the prior year and a decrease in the loss on early extinguishment of debt related to our debt refinancing in February 2011.

Mr. Schwartz continued, “Looking forward, we remain focused on our core global business strategies, including refranchising our company-owned restaurants and expanding our global consumer base. In North America, we continue to execute on our four pillar strategy of Marketing Communications, Menu, Image and Operations. At quarter end, we launched 13 new menu items to expand our menu offerings and rolled out a national advertising campaign to highlight both the quality and range of these offerings. Internationally, we remain dedicated to aggressively expanding our global footprint through franchisee development in key international markets. As we continue to execute on these strategies, we expect to grow adjusted EBITDA and free cash flow to provide for the long term growth of the Brand.”

Investor Conference Call

The Company will host an investor conference call and webcast at 11:00 a.m. EDT, Wednesday, May 9, 2012, to review financial results for the quarter ended March 31, 2012. During the call, Chief Financial Officer Daniel Schwartz, President of North America Steven Wiborg, and Controller and Chief Accounting Officer Jackie Friesner will discuss the Company’s results.

The earnings call will be broadcast live via the Company’s investor relations website at http://investor.bk.com and will be available for replay for 30 days. All persons interested in actively participating during the question and answer portion of the earnings call will need to contact Jackie Friesner at the phone number or e-mail address listed below by 5:00 p.m. EDT today, Tuesday, May 8, 2012.

About Burger King Holdings, Inc.

Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 12,500 locations serving over 11 million guests daily in 82 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. Burger King Corp. is privately-held by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation. For more information on 3G Capital, please go to http://3g-capital.com. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Source: Burger King Holdings, Inc.

Contacts:

BKC Global Communications

Miguel Piedra

Vice President, Global Communications

305-378-7277

mediainquiries@whopper.com

BKC Investor Relations

Jackie Friesner

Vice President, Controller and Chief Accounting Officer

305-378-7696

investor@whopper.com

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s expectations and belief regarding the potential of its global portfolio and its ability to build on the quarter’s momentum and continue to deliver on its strategic priorities; its expectations and belief regarding its ability to remain focused on its core business strategies; its expectations and belief regarding its ability to continue to execute on its four pillar strategy in North America; its expectations and belief regarding its ability to aggressively expand its global footprint through franchisee development in key international markets; and its expectations and belief regarding its ability to grow adjusted EBITDA and free cash flow to provide for the long-term growth of the Brand. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy and restaurant reimaging initiative and risks related to the effectiveness of its marketing and advertising programs.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,		Increase / (Decrease)
	2012	2011	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$396.2	$392.5	$3.7	0.9%
Franchise and property revenues	173.7	159.5	14.2	8.9%

Total revenues	569.9	552.0	17.9	3.2%
Company restaurant expenses:
Food, paper and product costs	130.0	127.0	3.0	2.4%
Payroll and employee benefits	119.5	120.0	(0.5)	(0.4)%
Occupancy and other operating costs	104.5	109.7	(5.2)	(4.7)%

Total company restaurant expenses	354.0	356.7	(2.7)	(0.8)%
Franchise and property expenses	23.8	23.1	0.7	3.0%
Selling, general and administrative expenses	93.7	100.4	(6.7)	(6.7)%
Other operating (income) expense, net	13.0	7.8	5.2	66.7%

Total operating costs and expenses	484.5	488.0	(3.5)	(0.7)%

Income from operations	85.4	64.0	21.4	33.4%

Total interest expense, net	47.2	50.2	(3.0)	(6.0)%
Loss on early extinguishment of debt	1.1	19.6	(18.5)	(94.4)%

Income (loss) before income taxes	37.1	(5.8)	42.9	NM
Income tax expense (benefit)	12.1	0.1	12.0	NM

Net income (loss)	$25.0	$(5.9)	$30.9	523.7%

NM - not meaningful

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Key Business Measures

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In constant currencies)
Comparable Sales Growth:
U.S. and Canada	4.2%	(6.0)%
EMEA	6.6%	1.5%
LAC	9.9%	4.0%
APAC	(2.8)%	2.0%
Total System-wide Comparable Sales Growth	4.6%	(2.8)%

Sales Growth:
U.S. and Canada	3.7%	(5.1)%
EMEA	10.6%	7.0%
LAC	15.3%	18.9%
APAC	5.4%	16.4%
Total System-wide Sales Growth	6.5%	1.5%

Company Restaurant Margin:
U.S. and Canada	11.8%	9.9%
EMEA	8.2%	6.7%
LAC	15.0%	16.9%
APAC	(1.1)%	(0.6)%
Total Company Restaurant Margin	10.7%	9.1%

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Restaurant Count

(Unaudited)

	As of March 31,
	2012	2011	Increase / (Decrease)
Restaurant Count Data:
Number of Company restaurants:
U.S. and Canada	934	981	(47)
EMEA	190	198	(8)
LAC	97	97	—
APAC	64	63	1

Total Company restaurants	1,285	1,339	(54)
Number of franchise restaurants:
U.S. and Canada	6,554	6,565	(11)
EMEA	2,726	2,567	159
LAC	1,131	1,053	78
APAC	838	777	61

Total franchise restaurants	11,249	10,962	287

Total system-wide restaurants	12,534	12,301	233

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement our condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income, adjusted income tax expense, net debt, and net debt to adjusted EBITDA ratio.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including Transaction costs, global restructuring and related professional fees, global portfolio realignment project costs and Business Combination Agreement expenses. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted net income is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations, as further defined in the non-GAAP reconciliations. Net debt to adjusted EBITDA ratio is used by management to evaluate and forecast the Company’s business performance.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

Reconciliations for EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted net income and net debt to adjusted EBITDA ratio are as follows:

	Three Months Ended March 31,
	2012	2011
	(In millions)
EBITDA and adjusted EBITDA

Net income (loss)	$25.0	$(5.9)
Interest expense, net	47.2	50.2
Loss on early extinguishment of debt	1.1	19.6
Income tax expense	12.1	0.1
Depreciation and amortization	34.0	35.0

EBITDA	119.4	99.0
Adjustments:
Share-based compensation (1)	1.4	0.2
Other operating (income) expense, net	13.0	7.8
Transaction costs(2)	—	0.8
Global restructuring and related professional fees(3)	—	12.2
Global portfolio realignment project costs(4)	3.7	—
Business Combination Agreement expenses(7)	5.9	—

Total adjustments	24.0	21.0

Adjusted EBITDA	$143.4	$120.0

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Twelve Months Ended
	March 31, 2012	December 31, 2011
	(In millions)
EBITDA and adjusted EBITDA

Net income	$137.9	$107.0
Interest expense, net	191.8	194.8
Loss on early extinguishment of debt	2.9	21.4
Income tax expense	51.8	39.8
Depreciation and amortization	135.4	136.4

EBITDA	519.8	499.4
Adjustments:
Share-based compensation and non-cash incentive compensation expense(1)	7.6	6.4
Other operating (income) expense, net	16.5	11.3
Transaction costs(2)	2.4	3.2
Global restructuring and related professional fees(3)	34.3	46.5
Field optimization project costs(5)	10.6	10.6
Global portfolio realignment project costs(4)	11.3	7.6
Business Combination Agreement expenses(7)	5.9	—

Total adjustments	88.6	85.6

Adjusted EBITDA	$608.4	$585.0

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(In millions)
Adjusted net income

Net income	$25.0	$(5.9)
Income tax expense (benefit)	12.1	0.1

Income before income taxes	37.1	(5.8)
Adjustments:
Franchise agreement amortization	5.2	5.5
Amortization of deferred financing costs and original issue discount	3.5	3.4
Loss on early extinguishment of debt	1.1	19.6
Other operating (income) expense, net	13.0	7.8
Transaction costs(2)	—	0.8
Global restructuring and related professional fees(3)	—	12.2
Global portfolio realignment project costs(4)	3.7	—
Business Combination Agreement expenses(7)	5.9	—

Total adjustments	32.4	49.3

Adjusted income before income taxes	69.5	43.5

Adjusted income tax expense (6)	21.5	15.9

Adjusted net income	$48.0	$27.6

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	As of
	March 31, 2012	December 31, 2011
	(In millions, except ratios)
Net debt to adjusted EBITDA

Long term debt, net of current portion	$2,547.8	$2,585.9
Capital leases, net of current portion	119.4	95.4
Current portion of long term debt and capital leases	36.6	33.5

Total Debt	2,703.8	2,714.8

Cash and cash equivalents	429.8	458.8
Net debt	2,274.0	2,256.0
TTM adjusted EBITDA	608.4	585.0

Net debt / TTM adjusted EBITDA	3.7x	3.9x

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

(1)	Represents share-based compensation expense associated with employee stock options, and for the twelve months ended March 31, 2012 and December 31, 2011, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as equity in lieu of their 2011 cash bonus.
(2)	Represents expenses incurred related to 3G’s acquisition of the Company.
(3)	Represents severance benefits, other severance-related costs incurred in connection with the Company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S. This restructuring plan was completed in 2011.
(4)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.
(5)	Represents severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs incurred in connection with the Company’s efforts to expand and enhance its U.S. field organization. This project was completed in 2011.
(6)	Adjusted income tax expense for the three months ended March 31, 2012 and 2011 is calculated using the Company’s actual tax rate for all items with the exception of the adjustments listed above to which a blended normalized rate of 29.0% and 32.0%, respectively, has been applied based on our mix of income and tax rates in multiple jurisdictions.
(7)	Represents a one-time share-based compensation expense related to awards granted during the three months ended March 31, 2012 resulting from the increase in equity value of BKWWH implied by the recently announced Business Combination Agreement with Justice Holdings Ltd. and its subsidiaries. We also expect to incur professional fees and other transaction costs associated with the planned transaction.

Burger King Holdings, Inc. and Subsidiaries

Supplementary Data

(Unaudited)

Our selling, general and administrative expenses were comprised of the following:

	Three Months Ended March 31,
	2012	2011	% Change
	(In millions, except %’s)
Selling expenses	$16.7	$19.0	(12)%

Management general and administrative expenses	61.6	64.3	(4)%
Share-based compensation(1)	1.4	0.2	NM
Depreciation and amortization	4.4	3.9	13%
Transaction costs(2)	—	0.8	NM
Global restructuring and related professional fees(3)	—	12.2	NM
Global portfolio realignment project costs(5)	3.7	—	NM
Business Combination Agreement expenses(7)	5.9	—	NM

Total general and administrative expenses	77.0	81.4	(5)%

Selling, general and administrative expenses	$93.7	$100.4	(7)%

NM - not meaningful